UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2023

AYTU BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206

Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD Disclosure

On January 25, 2023, Aytu BioPharma, Inc. (the “Company”) issued a press release titled “Aytu BioPharma Regains Nasdaq Bid Price Compliance.”

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01.  Other Events

On January 23, 2023, the Company received notification from the staff (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) that the Company regained compliance with Listing Rule 5550(a)(2) (the “Rule”), which requires a minimum bid price of $1.00 per share. The Staff notified the Company that it has regained compliance with the Rule and it has closed the matter. The Company is now fully compliant with all Nasdaq listing rules.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release dated January 25, 2023
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOPHARMA, INC.

Date: January 25, 2023	By:	/s/ Mark Oki
Mark Oki
Chief Financial Officer